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Contact:   Robert C. Weiner
                 Vice President, Investor Relations
                  904-332-3287

PSS WORLD MEDICAL’S BOARD OF DIRECTORS APPOINTS
ALVIN R. “PETE” CARPENTER AS NEW DIRECTOR

Expands Board Membership to Nine Directors

Jacksonville, Florida (March 30, 2005) – PSS World Medical, Inc. (Nasdaq/NM:PSSI) announced today that its Board of Directors has appointed Alvin R. “Pete” Carpenter, age 63, as a new director, effective immediately. With the appointment of Mr. Carpenter to the Board of Directors, the Company’s Board membership expands to nine directors.

        Pete Carpenter, a career employee with Jacksonville-based, CSX Corporation, held a number of roles with the company, initially involving a variety of operating and sales functions, and later progressing to senior leadership. He was President and Chief Executive Officer of CSX Transportation from 1992 – 1999.

        Mr. Carpenter is also a member of the Board of Directors for Regency Centers Corporation, Florida Rock Industries and Stein Mart, Inc. He has previously served on the Board of Directors for Nations Bank, Barnett Bank, Inc., American Heritage Life Insurance Company, Blue Cross & Blue Shield of Florida and One Valley Bancorp of West Virginia. Pete chaired Governor Jeb Bush’s Commission on Workers’ Compensation Reform as well as serving on Governor Bush’s Advisory Council on Base Realignment and Closure. Mr. Carpenter has also served as Chairman of the Florida Council of 100, and is a member of various business and fraternal organizations.

        Mr. Carpenter graduated with a bachelor’s degree in political science from the University of Cincinnati.

        Clark A. Johnson, Chairman of the Board of PSS World Medical, said, “Pete possesses a wealth of experience both leading and governing several successful organizations. His global work experience will bring value to our enterprise. The Board of Directors is pleased to welcome Pete Carpenter to its expanded membership.”

        All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross and operating margins, and earnings, statements regarding the Company’s current business strategy, the Company’s ability to complete and integrate acquired businesses and generate acceptable rates of return, the Company’s projected sources and uses of cash, and the Company’s plans for future development and operations, are based upon current expectations. Specifically, forward-looking statements in this Press Release include, without limitation, the Company’s expected results in GAAP EPS, revenue, operating incomes and operating margins for continuing operations and discontinued operations for both the consolidated company and for each of its businesses in fiscal years 2005 and 2006; the expected operational cash flow in fiscal year 2005; the ability to sustain revenue growth and expected growth rates of the marketing programs in its Physician and Elder Care Businesses; timing of and results of expected flu vaccine sales during fiscal years 2005 and 2006; the expected approval and final settlement of a favorable tax benefit in fiscal year 2005; and expected sales growth from durable medical equipment, housekeeping, revenues derived from home care and assisted living customers, our expectations for revenue, operating income, operating margin, cash flow from operations and earnings per share for fiscal years 2005 and 2006, as well as other expectations of growth and financial and operational performance. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: pricing and customer credit quality pressures; the loss of any of our distributorship agreements and our reliance on relationships with our vendors; our reliance on a limited number of elder care customers; the availability of sufficient capital to finance the Company’s business plans on terms satisfactory to the Company; competitive factors; the ability of the Company to adequately defend or reach a settlement of outstanding litigations and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in regulations affecting the Company’s business, such as the Medicare cliffs, changes in malpractice insurance rates and tort reform; the success of the Company’s efforts to integrate acquired companies and realize expected revenue and cost synergies; future acquisitions or strategic partnerships; general business and economic conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company also wishes to caution readers that it undertakes no duty or is under no obligation to update or revise any forward-looking statements.

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